NEWS RELEASE                                 For Additional Information Contact:
                                             Paul M. Drewek, CFO
FOR IMMEDIATE RELEASE                        (920) 727-8566
                                             Joseph J. Baksha, President & COO
                                             (920) 727-8585


             OUTLOOK GROUP REPORTS INCREASED SECOND QUARTER RESULTS

NEENAH, WIS., JANUARY 7, 2004.....Outlook Group Corp. (Nasdaq: OUTL) today reported increased sales and earnings for the second quarter ended November 29, 2003.

Net sales for the second quarter of fiscal 2004 were $19,342,000, up 11.7% from sales of $17,320,000 for the second quarter of the prior year. Net earnings were $555,000 or $0.16 per diluted share for the second quarter of fiscal 2004, up 14.7% from net earnings of $484,000 or $0.14 per diluted share for the same period in the prior year.

For the first half of fiscal 2004, net sales were $36,403,000, a 6.1% increase from sales of $34,318,000 for the same period in the prior year. Net earnings were $348,000 or $0.10 per diluted share for the first two quarters of fiscal 2004, compared to earnings of $906,000 or $0.27 per diluted share for the same period in fiscal 2003. Before the effect of a change in accounting principle, earnings for the first half of fiscal 2003 were $1,142,000 or $0.34 per diluted share.

Joseph J. Baksha, president and chief operating officer of Outlook Group, said the increased second quarter sales and earnings reflected the positive impact of three major long-term contracts signed in late fiscal 2003. "With the majority of the start-up expenses for these new contracts now behind us, we are beginning to realize the benefits of our strategy to build long-term client relationships by offering complete supply chain management services. We believe our improved second quarter performance indicates that we are on the right track," he said.


                                     -more-

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Page 2

Baksha said the company's second quarter results also benefited from increased sales to a major client that has increased its direct marketing program in response to "do not call" legislation.

"We believe our ability to achieve improved results in a very challenging industry environment is a direct result of our strategy to offer a complete integrated package of supply chain management services including printing, packaging, mailing list development and direct mail services. We renewed a two-year contract with another major client in the second quarter and will continue to pursue additional long-term contracts to further strengthen our business," added Baksha.

Outlook Group Corp. is a printing, packaging and direct marketing company offering a variety of related services to clients in markets including specialty print, project management, label and packaging materials, and direct mail. The company leverages its core competencies by cross-selling services to provide a single-source solution for its clients.

The discussions of potential future occurrences and operations, and other statements in the future tense or using terms such as "believe," "expect," or "anticipate," in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated. Outlook's periodic filings with the Securities and Exchange Commission discuss a number of other factors which may affect Outlook's future operations, including: possible changes in customer relationships; financing needs to support our relationships; possible termination of contracts, including long-term contracts; the need to complete the transitions to the new customer contracts, and the need to achieve and maintain satisfactory performance thereunder; potential inability to achieve expected cost savings or delays in their achievement; changes in project mix and timing; the effects of industry competition, overcapacity and acquisition activity; slowdowns in general market and economic conditions, and changes in other world and national conditions; and the possible need for future capital investments or equipment enhancements, and related financing. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.


                                     -more-
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Page 3

                               OUTLOOK GROUP CORP.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
           -----------------------------------------------------------
               (in thousands, except share and per share amounts)

                                                  THREE-MONTH PERIOD ENDED            SIX-MONTH PERIOD ENDED
                                                  ------------------------            ----------------------
                                                  NOV. 29,          Nov. 30,         NOV. 29,         Nov. 30,
                                                    2003              2002             2003             2002
                                                    ----              ----             ----             ----
Net sales                                       $   19,342       $   17,320        $   36,403       $   34,318
Cost of goods sold                                  15,474           13,857            30,022           27,173
                                                ----------       ----------        ----------       ----------
Gross profit                                         3,868            3,463             6,381            7,145
Selling, general and
    administrative expenses                          2,928            2,767             5,774            5,304
                                                ----------       ----------        ----------       ----------
Operating profit                                       940              696               607            1,841
Other income (expense):
    Interest expense                                   (87)               -              (136)               -
    Interest and other income (expense)                 50               83                95               (3)
                                                ----------       ----------        ----------       ----------
Earnings from operations before income taxes
    and cumulative effect of change in
    accounting principle                               903              779               566            1,838
Income tax expense                                     348              295               218              696
                                                ----------       ----------        ----------       ----------
Earnings before cumulative effect of change
    in accounting principle                            555              484               348            1,142
Cumulative effect of change in accounting
    principle (net of tax)                               -                -                 -             (236)
                                                ----------       ----------        ----------       ----------
Net earnings                                    $      555       $      484        $      348       $      906
                                                ==========       ==========        ==========       ==========
Earnings per common share before cumulative
    effect of change in accounting principle
    Basic and Diluted                           $     0.16       $     0.14        $     0.10       $     0.34
Cumulative effect of change in accounting
    principle (net of tax)
    Basic and Diluted                                    -                -                 -            (0.07)
                                                ----------       ----------        ----------       ----------
Earnings per common share:
    Basic and Diluted                           $     0.16       $     0.14        $     0.10       $     0.27
                                                ==========       ==========        ==========       ==========
Weighted average number of shares
    outstanding:
    Basic                                        3,365,100        3,353,319         3,364,091        3,350,930
                                                ==========       ==========        ==========       ==========
    Diluted                                      3,386,965        3,408,581         3,394,041        3,391,264
                                                ==========       ==========        ==========       ==========

              SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
                             (Dollars in thousands)

                                                    NOVEMBER 29, 2003           November 30, 2002
                                                    -----------------           -----------------
Ratio Analysis
Total current assets                                  $   23,287                   $   17,932
Total current liabilities                             $   12,060                   $    4,554
Total long term debt (including
     current maturities)                              $    6,800                            -
Shareholders' equity                                  $   30,438                   $   32,359
Current ratio                                               1.93                         3.94
Long-term debt to total capitalization                      18.3%                         0.0%




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